SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 30, 2008, by and among Genesis Pharmaceuticals Enterprises, Inc. (f/k/a Genesis Technology Group, Inc.), a Florida corporation, and all predecessors thereof (collectively, the “Company”), Karmoya International Ltd., a British Virgin Islands company (“BVI”), Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., a wholly owned foreign enterprise in the People’s Republic of China (“WOFE”), Wubo Cao (“Mr. Cao”) and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on October 1, 2007, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with BVI and certain other parties named therein, pursuant to which the Company acquired all of the equity interest of BVI, in exchange for 75% of the Common Stock (as defined below) on a fully diluted basis as of the time of the closing of the exchange under the Exchange Agreement (the “Exchange”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, the Company’s 6% Convertible Notes due May 30, 2011 (the “Notes”) and warrants to acquire shares of the Company’s Common Stock, all as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2008 Financials” means the consolidated financial statements of the Company for the fiscal year ending June 30, 2008 as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission.

“2008 EBT” has the meaning set forth in Section 4.11.

“2008 Diluted EBT” has the meaning set forth in Section 4.11.

“2008 Guaranteed EBT” has the meaning set forth in Section 4.11.

“2008 Guaranteed Diluted EBT” has the meaning set forth in Section 4.11

“2008 Make Good Shares” has the meaning set forth in Section 4.11.

“2009 Financials” means the consolidated financial statements of the Company for the fiscal year ending June 30, 2009 as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2009 EBT” has the meaning set forth in Section 4.11

“2009 Diluted EBT” has the meaning set forth in Section 4.11.

“2009 Guaranteed EBT” has the meaning set forth in Section 4.11.

“2009 Guaranteed Diluted EBT” has the meaning set forth in Section 4.11.

“2009 Make Good Shares” has the meaning set forth in Section 4.11.

“Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Subsidiary of the Company of (a) any capital stock of any Subsidiary of the Company; or(b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than US$3,000,000 (each such transaction or series of related transactions, a “Permitted Sale”), and provided further, that no sale by the Company of securities (other than those of any Subsidiary) contained in the stock portfolio owned by the Company at the time of the Exchange shall not be considered an Asset Sale.

“Board Holdback Escrow Amount” has the meaning set forth in Section 4.12(a).

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“BVI” has the meaning set forth in the recitals to this Agreement.

“CFO Holdback Escrow Amount” has the meaning set forth in Section 4.12(b).

“Closing” means the closing of the purchase and sale of the Notes pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Closing Escrow Agreement" means the Closing Escrow Agreement, dated as of the date hereof, between the Company, the Investors and the escrow agent (the “Closing Escrow Agent”) identified therein, in the form of Exhibit A hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value US$0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the recitals to this Agreement.

“Company Entities” means the Company, BVI, WOFE and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Florida Counsel” means Schneider Weinberger & Beilly LLP..

“Company U.S. Counsel” means Loeb & Loeb LLP.

“Compliance Notice Date” has the meaning set forth in Section 4.17.

“Compliance Period” has the meaning set forth in Section 4.17.

“Conversion Price” equals US$0.20 per share of Common Stock, as the same may be adjusted in accordance with the terms of the Notes.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Debentures” means the Company’s 6% Convertible Subordinated Debentures due November 30, 2010.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Entrustment Agreements” means that certain Consulting Services Agreement, Operating Agreement, Option Agreement, Equity Pledge Agreement, Proxy Agreement, each dated September 21, 2007, and any other agreement, certificate, instrument or understanding, whereby (i) the authority to conduct business in the name of and on behalf of the Company Entities, (ii) the right to transact in and with, sell, license, encumber, grants right in and to, dispose of, and otherwise deal in and with any and all of the assets (including, without limitation, the goodwill, intellectual property rights, profits, tangible and intangible assets, rights, claims, rebates, refunds and properties), and liabilities of the Company Entities are transferred to WOFE.

“Evaluation Date” has the meaning set forth in Section 3.1(r).

“Exchange” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals to this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to any stock or option plan that was or may be adopted by a majority of independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, and approved by a majority of the Company’s stockholders; provided, that (i) no options are granted at a price which is less than the fair market value on the date of grant and (ii) no more than such number of shares of Common Stock as represents 5% of the then outstanding shares of Common Stock shall be included in the definition of Exempt Issuances; (b) securities upon the exercise of or conversion of any Notes or Warrants and any other options, warrants or convertible securities which are outstanding on the date hereof including the Debentures and the November Warrants, and (c) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which the Company’s Board of Directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Existing Company Entities” means the Company, BVI, WOFE and their respective Subsidiaries.

“GAAP” means U.S. generally accepted accounting principles.

“Holdback Escrow Agreement” means the Holdback Escrow Agreement, dated as of the date hereof, by and among the Company, the Investors and escrow agent named therein (the “Escrow Agent”), in the form of Exhibit E hereto.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Intellectual Property Rights Licensing Agreements” has the meaning set forth in Section 3.1(p).

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement, as reflected on the Schedule of Investors attached hereto as Appendix A.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lead Investor Counsel” means Wells, Moore, Simmons & Hubbard, PLLC, with an office located at Highland Bluff North, Suite 200, 4450 Old Canton Road, Jackson, Mississippi 39211.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Lockup Agreement” means the Lockup Agreement, dated as of the date hereof, by and between the Company and each person listed as a signatory thereto, in the form attached as Exhibit B hereto.

“Losses” means any loss, liability, obligation, claim, contingency, damage, cost or expense, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation related thereto.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the escrow agent identified therein (the “Make Good Escrow Agent”), the Make Good Pledgor and the Investors, in the form of Exhibit C hereto.

“Make Good Pledgor” means Wubo Cao.

“Make Good Shares” means any of the 2008 Make Good Shares or the 2009 Make Good Shares.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document or the Exchange Agreement.

“Money Laundering Laws” has the meaning set forth in Section 3.1(bb).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Notes” means the Company’s Convertible Notes due May __, 2011 in the aggregate principal amount of US$30 million, being offered and sold to the Investors pursuant to this Agreement in the form of Exhibit B hereto.

“Notice” has the meaning set forth in Section 4.17.

“November Private Placement” means the issuance in November 2007 of the Debentures and the November Warrants.

“November 2007 Securities Purchase Agreement” means the Securities Purchase Agreement dated as of November 6, 2007 by and among the Company and the Investors parties thereto.

“November 2007 Transaction Documents” means the Transaction Documents as defined in the November 2007 Securities Purchase Agreement.

“November Warrants” means the Company’s three year warrants to purchase an aggregate of 10,000,000 shares of the Company’s Common Stock at an initial exercise price of US$0.32 per share.

“OFAC” has the meaning set forth in Section 3.1(aa).

“Outside Date” means the fifteenth calendar day (if such calendar day is a Trading Day and if not, then the first Trading Day following such fifteenth calendar day) following the date of this Agreement.

“Permitted Indebtedness” means (a) the indebtedness set forth on Schedule 3.1(m), (b) the indebtedness evidenced by the Debentures and the Notes, (c) lease obligations and purchase money indebtedness of up to US$1,500,000 per year, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets and (d) other indebtedness not to exceed US$5,000,000 in the aggregate.

“Permitted Investment” means (i) capital expenditures by the Company or any of its Subsidiaries not to exceed US$5,000,000 in the aggregate in any rolling twelve (12) month period; provided, however, that proceeds from Asset Sales reinvested by the Company shall not be deemed to be capital expenditures for purposes of this clause (i); (ii) Investments in the Company by any then existing Subsidiary of the Company, Investments in any then existing Subsidiary of the Company by the Company or Investments by any then existing Subsidiary of the Company in any other then existing Subsidiary of the Company; (iii) investments in cash and cash equivalents;(iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (v) Investments in the Notes and/or the Debentures.

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with Permitted Indebtedness.

“Permitted Sale” has the meaning set forth in the definition of Asset Sale.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Placement Agent" means the Persons referenced in Schedule 3.1(t).

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Qualified CFO” has the meaning set forth in Section 4.12(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Investors, in the form of Exhibit D hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Related Parties” means Yantai Jiangbo Pharmaceuticals Co., Ltd. (“Yantai Jiangbo”), Laiyang Jiangbo Medicals Co., Ltd. (“Laiyang Jiangbo”) and Laiyang Jiangbo Western and Chinese Pharmacy Co., Ltd. (“Jiangbo Pharmacies”).

“Related Party Transaction” means any transaction between the Company or any of its Subsidiaries on the one hand and any Related Party on the other hand.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary as of the date of this Agreement or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Schedule of Investors” means that schedule attached hereto as Appendix A setting forth the Investment Amount, the principal amount of Notes and the Warrant Shares with respect to each Investor.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Notes, the Warrants, the Shares, the Make Good Shares, if ever Make Good Shares are due to be delivered pursuant to the Transaction Documents and the Settlement Shares, if ever Settlement Shares are due to be delivered pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Shares” has the meaning set forth in Section 4.11A.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means, collectively, the Conversion Shares and the Warrant Shares.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsequent Financing” means any offer and sale of debt or equity securities, or securities convertible into equity securities of the Company or any subsidiary of the Company (the “Future Securities”), but excluding any financing which is incidental to a debt financing with a bank or other institutional lender.

“Subsidiary” of any Person means any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act of such Person. Notwithstanding anything to the contrary set forth in any Transaction Document, BVI, WOFE and their respective subsidiaries, whether now owned or hereafter acquired are each considered a Subsidiary of the Company.

“Total Holdback Amount” has the meaning set forth in Section 4.12.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Notes, the Closing Escrow Agreement, the Lockup Agreement, the Make Good Escrow Agreement, the Holdback Escrow Agreement, the Warrants, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, the current transfer agent of the Company with a mailing address of 30 Indiana Street, Suite 800, Golden , Colorado 80401 and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Warrants” means the Company’s five year Common Stock purchase warrants to purchase an aggregate of 75,000,000 shares of the Company’s Common Stock at an initial exercise price of US$0.25 per share, in the form of Exhibit F hereto, being offered and sold to the Investors by the Company hereunder.

“Warrant Shares” means the shares of the Company’s Common Stock for which the Warrants may be exercised in accordance with the terms hereof and of the Warrants.

“WOFE” has the meaning set forth in the recitals to this Agreement.

“WOFE Founders” means Wubo Cao.

“WOFE Purchase Price” has the meaning set forth in Section 4.16(a).

ARTICLE 2.
PURCHASE AND SALE

2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, (a) Notes in the principal amount designated for such Investor in the Schedule of Investors; and (b) a Warrant to acquire that number of Warrant Shares designated for such Investor in the Schedule of Investors. The Closing shall take place at the offices of Company U.S. Counsel on the Closing Date or at such other location or time as the parties may agree.

2.2. Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) Notes dated the Closing Date, in the names of the Investors in the principal amount designated for each such Investor in the Schedule of Investors;

(ii) Warrants, dated the Closing Date, in the names of the Investors to purchase that number of Warrant Shares designated for each such Investor in the Schedule of Investors;

(iii) the legal opinion of Company U.S. Counsel, in agreed form, addressed to the Investors and the Placement Agent;

(iv) the legal opinion of Company Florida Counsel in agreed form addressed to the Investors and the Placement Agent; and

(v) the legal opinion of special PRC counsel to WOFE, in agreed form, addressed to the Investors and the Placement Agent.

(b) By the Closing, each Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(c) Within two Trading Days following the date of this Agreement, each Investor shall deliver to the Closing Escrow Agent for deposit and disbursement in accordance with the Closing Escrow Agreement, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company, BVI and WOFE hereby jointly and severally make the following representations and warranties to each Investor:

(a) Subsidiaries. None of the Existing Company Entities have any direct or indirect Subsidiaries other than as specified in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), (i) the Company owns, directly or indirectly, all of the capital stock of each other Existing Company Entity, and each other Existing Company Entity owns, directly or indirectly, all of the capital stock of its respective Subsidiaries, in each case free and clear of any and all Liens, and (ii) all the issued and outstanding shares of capital stock of each Existing Company and each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company owns 100% of the capital stock of BVI, free and clear of all Liens. BVI owns 100% of the capital stock of WOFE, free and clear of all Liens.

(b) Organization and Qualification. Each Existing Company Entity is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its respective properties and assets and to carry on its respective business as currently conducted and as to be conducted as specified in the Exchange Agreement, Entrustment Agreements and Current Report on Form 8-K to be filed in accordance with Section 4.5 herein. No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. Each Existing Company Entity which is or is to become party to any Transaction Document and the Exchange Agreement has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each such Transaction Document and the Exchange Agreement to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents, by each Existing Company Entity to be party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Existing Company Entity, and no further action is required by any of them in connection with such authorization. Each Transaction Document and the Exchange Agreement has been (or upon delivery will have been) duly executed by the Company, each other Existing Company Entity required to execute the same and each Subsidiary (to the extent any of them is a party thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, such Existing Company Entity and such Subsidiary, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The execution and delivery of the Exchange Agreement by each party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of each such party thereto, and no further action is required by any of them in connection with such authorization. The Exchange Agreement has been duly executed by each party thereto and will constitute the valid and binding obligation of each party thereto enforceable against each party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and each other Existing Company Entity and Subsidiary (to the extent a party thereto) and the consummation by the Company, and such other Existing Company Entities and Subsidiaries, of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, such Existing Company Entity’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) except for the November 2007 Transaction Documents, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Existing Company Entity or Subsidiary debt or otherwise) or other understanding to which any Existing Company Entity or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any United States or PRC court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. No Existing Company Entity is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and each Subsidiary to the extent a party thereto of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) filings, consents and approvals required by the rules and regulations of the applicable Trading Market and (vi) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Notes and the Warrants. The issuance of the Notes and the Warrants has been duly authorized and, when issued and paid for in accordance with the Transaction Documents, the Notes and Warrants will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock equal to at least 100% of the sum of the maximum number of (i) Conversion Shares issuable upon conversion of the Notes pursuant to this Agreement and the terms and conditions of the Notes and (ii) Warrant Shares issuable upon exercise of the Warrants pursuant to this Agreement and the terms and conditions of the Warrants. When issued upon conversion of the Notes, the Conversion Shares will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens. When issued upon exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g). Except as specified in Schedule 3.1(g), no securities of any Existing Company Entity are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in Schedule 3.1(g) and other than the Debentures and the November Warrants, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Notes and the Warrants hereunder will not, immediately or with the passage of time, obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in Schedule 3.1(g) and other than the November Private Placement, no Existing Company Entity has issued any capital stock in a private placement transaction, including, without limitation, in a transaction commonly referred to in the PRC as a “1 ½ transaction.”

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The BVI Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The BVI Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of BVI and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Except as specifically disclosed in the SEC Reports, since December 31, 2007, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) no Existing Company Entity has incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s or its Subsidiaries’ financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) no Existing Company Entity has altered its method of accounting or the identity of its auditors, (iv) no Existing Company Entity has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) no Existing Company Entity has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. Except as disclosed in the SEC Reports or on Schedule 3.1 (k), to the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against any Existing Company Entity, the prosecution or outcome of which may have a Material Adverse Effect.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of any Existing Company Entity. Except as disclosed in the SEC Reports, no Existing Company Entity has any employment or labor contracts, agreements or other understandings with any Person.

(m) Indebtedness; Compliance. Except as disclosed on Schedule 3.1(m) and other than the Debentures, no Existing Company Entity is a party to any indenture, debt, capital lease obligations, mortgage, loan or credit agreement by which it or any of its properties is bound. No Existing Company Entity (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by such Existing Company Entity under), nor has any Existing Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except for violations which individually or in the aggregate could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no Existing Company Entity has received any notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets. The Existing Company Entities have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such Existing Company Entity. Any real property and facilities held under lease by any Existing Company Entity are held by them under valid, subsisting and enforceable leases of which such Existing Company Entity is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. Schedule 3.1(p) sets forth all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Existing Company Entities own or have the rights to use (collectively, the “Intellectual Property Rights”). The Intellectual Property Rights constitute all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary for use by the Existing Company Entities in connection with their respective businesses as described in the SEC Reports. No Existing Company Entity has received a written or oral notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person. Except as set forth in Schedule 3.1(p), all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. To the knowledge of the Existing Company Entities, no former or current employee, no former or current consultant, and no third-party joint developer of any Existing Company Entity has any Intellectual Property Rights made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, such Existing Company Entity which can be asserted against any Existing Company Entity. The Intellectual Property Rights and the owner thereof or agreement through which they are licensed to any of the Existing Company are set forth on Schedule 3.1(p). By the Closing, WOFE shall have entered into agreements by which it is granted irrevocable, exclusive, royalty-free licenses on all Intellectual Property Rights that are registered to or owned by any Person other than WOFE or its predecessor. Such agreements together with the agreements referenced in Schedule 3.1(p) are collectively the “Intellectual Property Rights Licensing Agreements.” The Existing Company Entities will take such action as may be required, including making and maintaining the filings set forth in Schedule 3.1(p) and shall cause any such transfers of Intellectual Property Rights to WOFE to be granted as is required in order for WOFE to become the registered owner (in its current name) of all such Intellectual Property Rights (including, without limitation, the entering into of any Intellectual Property Right Licensing Agreements as may be necessary and the filing and maintaining of any information with the relevant PRC authority which relate to the change of name for those Intellectual Property Rights currently in the name of WOFE’s predecessor).

(q) Transactions With Affiliates and Employees; Customers. Except as set forth in the SEC Reports, none of the officers, directors or 5% or more shareholders of any Existing Company Entity, and, to the knowledge of the Company, none of the employees of any Existing Company Entity, is presently a party to any transaction with any Existing Company Entity (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the knowledge of the Company, any entity in which any officer, director, or such employee or shareholder has a substantial interest or is an officer, director, trustee or partner. None of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to extent of ordinary course compensation arrangements specified in Schedule 3.1(q). No material customer of any Existing Company Entity has indicated their intention to diminish their relationship with such Existing Company Entity and no Existing Company Entity has any knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

(r) Internal Accounting Controls. The Existing Company Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company Entities and designed such disclosure controls and procedures to ensure that material information relating to the Company Entities is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-B under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Existing Company Entities’ internal controls (as such term is defined in Item 308(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect any Company Entity’s internal controls.

(s) Solvency. Based on the financial condition of the Company, including the Existing Company Entities, as of the Closing Date (and assuming that the Closing shall have occurred), (i) each Existing Company Entity’s fair saleable value of their respective assets exceeds the amount that will be required to be paid on or in respect of such Existing Company Entity’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) each Existing Company Entity’s assets do not constitute unreasonably small capital to carry on their respective business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by such Existing Company Entity, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of such Existing Company Entity, together with the proceeds such Existing Company Entities would receive, were they to liquidate all of their respective assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Existing Company Entities do not intend to incur debts beyond their respective ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(t) Certain Fees. Except as described in Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by any Existing Company Entity to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(u) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Sections 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Notes and the Warrants by the Company to the Investors under the Transaction Documents. The Company is eligible to register the Shares for resale by the Investors under Form S-1 promulgated under the Securities Act. Except as specified in Schedule 3.1(u), no Existing Company Entity has granted or agreed to grant to any Person any rights to (including “piggy-back” registration rights), and no Person other than Investors pursuant to the Registration Rights Agreement have the right to, have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(v) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Notes and the Warrants under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Notes and the Warrants as contemplated by the Transaction Documents.

(w) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Make Good Shares. Make Good Pledgor is the sole record and beneficial owner of the Make Good Shares, and holds such shares free and clear of all Liens.

(y) Foreign Corrupt Practices Act. No Existing Company Entity, nor to the knowledge of the Company, any agent or other person acting on behalf of any Existing Company Entity, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Notes and the Warrants, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(z) PFIC. No Existing Company Entity is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(aa) OFAC. No Existing Company Entity nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of any Existing Company Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes and the Warrants, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(bb) Money Laundering Laws. The operations of each Existing Company Entity are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Existing Company Entity with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc) Other Representations and Warranties Relating to WOFE.

(i) All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of WOFE have been duly obtained from the relevant PRC governmental authorities and are in full force and effect. Each of the Entrustment Agreements has been duly executed by each party thereto and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of such Person, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Entrustment Agreements fully and legally transfer from WOFE to BVI all of the right to transact in and with, sell, license, encumber, grants right in and to, dispose of, and otherwise deal in and with any and all of the assets (including, without limitation, the goodwill, intellectual property rights, profits, tangible and intangible assets, rights, claims, rebates, refunds and properties), and liabilities of the Company Entities. The Entrustment Agreements comply in all material respects with the laws and regulations of the PRC.

(ii) All filings and registrations with the PRC governmental authorities required in respect of WOFE and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) WOFE has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any equity interest in WOFE.

(iv) WOFE is not in receipt of any letter or notice from any relevant PRC governmental or quasi-governmental authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by WOFE, except such revocation does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v) WOFE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of WOFE’s business which is subject to periodic renewal, the Company has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(vi) With regard to employment and staff or labor, WOFE has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Disclosure. No representation or warranty made by the Company, BVI or WOFE in this Agreement and no certificate or document furnished or to be furnished to the Investors pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

Each of the Investors acknowledge and agree that the Company, BVI and WOFE are not making and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party or a signatory and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Transaction Document executed by such Investor has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Notes and the Warrants as principal for its own account and not with a view to or for distributing or reselling such Notes or Warrants or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Notes or Warrants in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Notes or Warrants for any period of time. Such Investor is acquiring the Notes and the Warrants hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes or the Warrants.

(c) Investor Status. At the time such Investor was offered the Notes and the Warrants, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. Such Investor is not purchasing the Notes and the Warrants as a result of any advertisement, article, notice or other communication regarding the Notes and the Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the Warrants and the merits and risks of investing in the Notes and the Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Existing Company Entities’ representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that such Investor was first contacted by the Company or any Placement Agent regarding the investment in the Company contemplated by the Transaction Documents and (ii) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Notes and the Warrants pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Company or any of its agents (including any Placement Agent) or counsel in making its investment decision hereunder, and confirms that no Placement Agent has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company Entities acknowledge and agree that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1. (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates or instruments evidencing Securities will contain the following or similar legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates or instruments evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following their disposition pursuant to an effective registration statement (including the Registration Statement with respect to the Shares), or (ii) following a sale or transfer of such Securities pursuant to Rule 144. If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Transfer Agent the certificate or instrument representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate or instrument representing such Securities that is free from all restrictive or other legends by the fifth Trading Day following the Share Delivery Date and (2) following such fifth Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a "Buy-In"), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2. Furnishing of Information. As long as any Investor owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes and the Warrants in a manner that would require the registration under the Securities Act of the sale of the Notes and the Warrants to the Investors, or that would be integrated with the offer or sale of the Notes and the Warrants for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Notes and the Warrants to the Investors.

4.4. Subsequent Registrations. Except as required under the November 2007 Transaction Documents, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company prior to the time that all the Shares are registered pursuant to one or more effective Registration Statement(s), and the prospectuses forming a portion of such Registration Statement(s) is available for the resale of all the Shares.

4.5. Securities Laws Disclosure; Publicity. By 5:00 p.m. (New York time) on the Trading Day following the day on which this Agreement is executed by the parties, (a) the Company shall issue a press release, in a form reasonably acceptable to Pope Investments LLC, a Delaware limited liability company (“Pope”), disclosing the transactions contemplated by the Transaction Documents (including, without limitation, details with respect to the make good provision and thresholds (i.e. 2008 Guaranteed Diluted EBT, 2008 Guaranteed EBT, 2009 Guaranteed Diluted EBT, and 2009 Guaranteed EBT) contained in Section 4.11 herein) and (b) the Company will file a Current Report on Form 8-K, in a form reasonably acceptable to Pope, disclosing the material terms of the Transaction Documents, including details with respect to the make good provision and thresholds (i.e. 2008 Guaranteed Diluted EBT, 2008 Guaranteed EBT, 2009 Guaranteed Diluted EBT, and 2009 Guaranteed EBT) contained in Section 4.11 herein (and attach as exhibits thereto this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Make Good Escrow Agreement, the Holdback Escrow Agreement, the Lockup Agreement the form of Warrants and all other then existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to any of the Company Entities. By 5:00 p.m. (New York time) on the Trading Day following the Closing Date, the Company shall file a Current Report on Form 8-K, in a form reasonably acceptable to Pope disclosing the occurrence of the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.

4.6. Limitation on Issuance of Future Priced Securities. During the twelve months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7. Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company Entities will jointly and severally indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any of the Company Entities in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information. The Company covenants and agrees that neither it, any Company Entity nor any other Person acting on its or their behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, (ii) the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market and (iii) the Company will list on any Trading Market, and will maintain the listing of, any other securities which the holders of the Warrants shall be entitled to receive upon the exercise of the Warrants if such other securities issuable upon exercise of the Warrants are listed on such Trading Market.

4.10. Use of Proceeds. The Company will use the net proceeds from the sale of the Notes and Warrants hereunder for working capital purposes in accordance with Schedule 4.10 and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.11. Make Good Shares.

(a) The Make Good Pledgor agrees that in the event that either:

(i) the earnings before taxes, calculated in accordance with GAAP, as reported in the 2008 Financials plus (w) non-cash charges associated with the Company’s previous convertible debt and warrant issuances, (x) all costs and expenses associated with the transactions contemplated by this Agreement and the other Transaction Documents, including, all costs and non-cash charges associated with the exercise of the Warrants and (y) all costs and expenses associated with the settlement of all legal and other matters pertaining to the Company prior to or in connection with the completion of the Exchange (collectively, the “Exchange Costs”), if the Make Good Pledgor has delivered to the Company shares of the Common Stock owned by him as and if required in accordance with Section 4.11A hereof less (z) all extraordinary gains, including but not limited to one time asset sales and accounting changes (“2008 EBT”) is less than US$26,700,000 (“2008 Guaranteed EBT”) or

(ii) the fully diluted earnings before taxes per share, calculated by dividing 2008 EBT by the weighted average number of fully diluted shares of Common Stock outstanding (which number shall not include (x) the 20,000,000 shares of Common Stock held in escrow pursuant to the November 2007 Transaction Documents unless and until such shares have been released to the investors pursuant to the November 2007 Securities Purchase Agreement and (y) shares of Common Stock which are issuable pursuant to any liquidated damages provision set forth in the November 2007 Transaction Documents unless and until, in either case an event occurs which requires the issuance of such shares of Common Stock) (“2008 Diluted EBT”) is less than US$0.040 (“2008 Guaranteed Diluted EBT”); then all of the 2008 Make Good Shares (as defined below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their respective Investment Amounts paid at Closing. In the event that 2008 EBT is equal to or greater than 2008 Guaranteed EBT and 2008 Diluted EBT is equal to or greater than the 2008 Guaranteed Diluted EBT, no transfer of the 2008 Make Good Shares shall be required by the Make Good Pledgor to the Investors under this Section or the Make Good Escrow Agreement and such 2008 Make Good Shares shall be returned to the Make Good Pledgor in accordance with the Make Good Escrow Agreement. The “2008 Make Good Shares” means the 60,000,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the Make Good Escrow Agent pursuant to the Make Good Escrow Agreement.

(b) The Make Good Pledgor agrees that in the event that either:

(i) the earnings before taxes ,calculated in accordance with GAAP, as reported in the 2009 Financials plus (w) non-cash charges associated with the Company’s previous convertible debt and warrant issuances, (x) all costs and expenses associated with the transactions contemplated by this Agreement and the other Transaction Documents, including all costs and non-cash charges associated with the exercise of the Warrants and (y) all Exchange Costs, if the Make Good Pledgor has delivered to the Company shares of the Common Stock owned by him as and if required in accordance with Section 4.11A hereof less (z) all extraordinary gains, including but not limited to one time asset sales and accounting changes (“2009 EBT”) is less than US$38,400,000 (“2009 Guaranteed EBT”) or

(ii) the fully diluted earnings before taxes per share, calculated by dividing 2009 EBT by the weighted average number of fully diluted shares of Common Stock outstanding (which number shall not include (x) the 20,000,000 shares of Common Stock held in escrow pursuant to the November 2007 Transaction Documents unless and until such shares are released from escrow to the investors parties to the November 2007 Securities Purchase Agreement and (y) shares of Common Stock which are issuable pursuant to any liquidated damages provision set forth in the November 2007 Transaction Documents unless and until, in either case an event occurs which requires the issuance of such shares of Common Stock) (“2009 Diluted EBT”) is less than US$0.058 (or US$0.056 if such 20,000,000 shares of Common Stock held in escrow pursuant to the November 2007 Transaction Documents have been released from escrow to the investors parties to the November 2007 Securities Purchase Agreement)(“2009 Guaranteed Diluted EBT”); then all of the 2009 Make Good Shares (as defined below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their respective Investment Amounts paid at Closing. In the event that 2009 EBT is equal to or greater than 2009 Guaranteed EBT and 2009 Diluted EBT is equal to or greater than the 2009 Guaranteed Diluted EBT, no transfer of the 2009 Make Good Shares shall be required by the Make Good Pledgor to the Investors under this Section or the Make Good Escrow Agreement and such 2009 Make Good Shares shall be returned to the Make Good Pledgor in accordance with the Make Good Escrow Agreement. The “2009 Make Good Shares” means the 90,000,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the Make Good Escrow Agent pursuant to the Make Good Escrow Agreement.

(c) Any such transfer of the 2008 Make Good Shares or the 2009 Make Good Shares shall be made to the Investors or the Make Good Pledgor, as applicable, within 10 Business Days after the date on which the 2008 Financials or 2009 Financials, as applicable, is filed with the Commission. Notwithstanding anything to the contrary contained herein, in determining whether the Company has achieved any of the 2008 Guaranteed Diluted EBT, 2008 Guaranteed EBT, 2009 Guaranteed Diluted EBT, or 2009 Guaranteed EBT, the Company may disregard any compensation charge or expense required to be recognized by the Company under GAAP resulting from the release of the 2008 Make Good Shares or 2009 Make Good shares (as relevant) to the Make Good Pledgor if and to the extent such charge or expense is specified in the Company’s independent auditor’s report for the relevant year, as filed with the Commission.

(d) In connection with the foregoing, the Make Good Pledgor agrees that within 30 days following the Closing, the Make Good Pledgor will deposit all potential 2008 Make Good Shares and 2009 Make Good Shares into escrow in accordance with the Make Good Escrow Agreement along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent), and the handling and disposition of the 2008 Make Good Shares and 2009 Make Good Shares shall be governed by this Section 4.11 and the Make Good Escrow Agreement. The Company shall notify the Investors as soon as the 2008 Make Good Shares and 2009 Make Good Shares have been deposited with the Make Good Escrow Agent. The Make Good Pledgor understands and agrees that the Investors right to receive 2008 Make Good Shares and 2009 Make Good Shares pursuant to this Section 4.11 and the Make Good Escrow Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Notes, and that each Investor shall have the right to assign its rights to receive all or any such Notes to other Persons in conjunction with negotiated sales or transfers of any of its Notes.

(e) The Company covenants and agrees that upon any transfer of 2008 Make Good Shares or 2009 Make Good Shares to the Investors in accordance with the Make Good Escrow Agreement, the Company shall promptly instruct its transfer agent to reissue such 2008 Make Good Shares or 2009 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

(f) If any term or provision of this Section 4.11 contradicts or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control.

4.11A. Responsibility For Certain Actions. Mr. Cao hereby agrees that he shall be solely and personally responsible for the direct payment or other satisfaction of any and all Exchange Costs. In furtherance of the foregoing:

(a) If the Company is required to deliver shares of its Common Stock in satisfaction of any Exchange Costs, Mr. Cao agrees to deliver and transfer to the Investors on a pro rata basis based on their respective Investment Amounts, a number of shares of the Common Stock owned by him equal to the number of shares required to satisfy such Exchange Costs All shares of Common Stock required to be delivered by Mr. Cao pursuant to this Section 4.11A shall be collectively referred to herein as the “Settlement Shares”.

(b) With respect to the Company’s fiscal year ended June 30, 2008, Mr. Cao agrees to deliver to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under this Agreement) for no consideration other than payment of their respective Investment Amount paid at Closing, such number of shares of the Common Stock owned by him equal to the quotient obtained by dividing (i) the Exchange Costs as reported in the Annual Report on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) of the Company for the fiscal year ending June 30, 2008, as filed with the Commission (the “2008 Annual Report”), by (ii) the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the date on which the 2008 Annual Report is filed with the Commission (the “2008 Settlement Shares”).

(c) With respect to the Company’s fiscal year ended June 30, 2009, Mr. Cao agrees to deliver to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under this Agreement) for no consideration other than payment of their respective Investment Amount paid at Closing, such number of shares of the Common Stock owned by him equal to the quotient obtained by dividing (i) the Exchange Costs as reported in the Annual Report on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) of the Company for the fiscal year ending June 30, 2009, as filed with the Commission (the “2009 Annual Report”), by (ii) the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the date on which the 2009 Annual Report is filed with the Commission (the “2009 Settlement Shares”).

(d) With respect to all of the Company’s fiscal years ended subsequent to June 30, 2009, Mr. Cao agrees to deliver to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under this Agreement) for no consideration other than payment of their respective Investment Amount paid at Closing, such number of shares of the Common Stock owned by him equal to the quotient obtained by dividing (i) the Exchange Costs as reported in the Annual Report on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) of the Company for such fiscal year as filed with the Commission (each, a “Subsequent Annual Report”) , by (ii) the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the date on which such Subsequent Annual Report is filed with the Commission (the “Subsequent Settlement Shares”).

(e) The delivery, transfer and distribution of the 2008 Settlement Shares, the 2009 Settlement Shares and the Subsequent Settlement Shares under subparagraphs (b), (c) and (d) of this Section, respectively, shall be made to the Investors within 10 Business Days after the date which the 2008 Annual Report or 2009 Annual Report or Subsequent Annual Report, as applicable, is filed with the Commission. The obligation to deliver the Settlement Shares to each Investor shall apply regardless of whether or not each such Investor shall own any of the Securities at the time any of such Settlement Shares are required to be delivered to the Investors under this Section

4.12. Closing Escrow Holdback. The Company and Investors agree that, from the aggregate Investment Amounts to be delivered into escrow pursuant to the Closing Escrow Agreement, at the Closing US$4,000,000 (“Total Holdback Amount”) shall be deposited into escrow and administered in accordance with the Holdback Escrow Agreement in order to incentivize the Company to satisfy the following conditions:

(a) Independent Board of Directors. The Company covenants and agrees that no later than 120 days following the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of five members (at least two of whom shall be fluent English speakers who possess experience such that he or she can fulfill its fiduciary obligations and other responsibilities as a director of a United States publicly listed company incorporated in the United States), a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15) acceptable to Pope. Notwithstanding the foregoing, any approval rights that Pope may have with respect to the Company’s selection of any members of the Board of Directors shall cease as of the date upon which the Company’s Common Stock is listed on any national securities exchange, which shall include any of the Nasdaq markets. The Company further covenants and agrees to provide Pope with a Board of Directors observer right to participate in all of the meetings of the Board of Directors with expenses to be reimbursed, if any, in accordance with the Company’s Board of Directors reimbursement policy. Subject to the provisions of this Section 4.12(a), the Company agrees that US$2,000,000 (the “Board Holdback Escrow Amount”) of the Total Holdback Amount delivered to the Escrow Agent pursuant to the Closing Escrow Agreement shall remain in escrow post Closing pursuant to and subject to the provisions of the Holdback Escrow Agreement until such time as the Company complies with the obligations set forth in this Section 4.12(a).

(b) Chief Financial Officer. The Company covenants and agrees that no later than six (6) months following the Closing Date, the Company will hire a full-time chief financial officer who has experience as the chief financial officer of a United States public reporting company and who is (i) a certified public accountant, (ii) fluent in English, and (iii) an expert in (x) GAAP and (y) auditing procedures and compliance for United States public companies (such chief financial officer being referred to as a “Qualified CFO”), which qualified CFO shall be acceptable to Pope. Pope shall have the right to require the Company to replace the Qualified CFO at its discretion if Pope believes that the Qualified CFO is not adequately performing his or her duties. Pope shall also have the right to approve any person appointed as the chief financial officer of any of the Company’s operating Subsidiaries located in the PRC and to require the Company to remove such person from his or her position at its discretion if Pope believes that such chief financial officer is not adequately performing his or her duties. Should the Qualified CFO be dismissed at any time while the Notes are outstanding, then the Company shall replace the Qualified CFO with a chief financial officer who fits the criteria set forth herein as soon as practicable. Notwithstanding the foregoing, any approval rights that Pope may have with respect to the Company’s selection or replacement of its CFO or the chief financial officer of any of the Company’s operating Subsidiaries located in the PRC shall cease as of the date upon which the Company’s Common Stock is listed on any national securities exchange, which shall include any of the Nasdaq markets. By 9:00 a.m. (New York time) on the second Trading Day following the hiring of such Qualified CFO, the Company will file a Current Report on Form 8-K disclosing the information required by Item 5.02 of Form 8-K. Subject to the provisions of this Section 4.12(b), the Company agrees that US$2,000,000 (the “CFO Holdback Escrow Amount”) of the Total Holdback Amount delivered to the Escrow Agent pursuant to the Closing Escrow Agreement shall remain in escrow post Closing pursuant to and subject to the provisions of the Holdback Escrow Agreement until such time as the Company complies with the obligations set forth in this Section 4.12(b). Pope hereby agrees that the Company has complied with this covenant as of the Closing Date by virtue of its hiring of Elsa Sung as the Company’s Chief Financial Officer.

4.13. Engagement of Outside Professionals.

(a) Investor Relations. The Company covenants and agrees that no later than sixty (60) days following the Closing Date, the Company shall hire either of CCG Elite, Hayden Communications, or Integrated Corporate Relations as the Company’s investor relations firm, shall retain them (or another similar firm) through at least December 31, 2010 and shall pay such firm pursuant to the terms of the agreement between the Company and such firm.

(b) Independent Public Accountant. The Company covenants and agrees that no later than sixty (60) days following the Closing Date, the Company shall hire Moore Stephens as the Company’s independent public auditors. Any changes in the removal or appointment of the Independent Public Accountant shall be made upon written instrument signed by the Company and Pope.

4.14. Further Assurances. The Company will, and will cause all of the Company Entities and their management to, use their best efforts to satisfy all of the closing conditions under Section 5.1, and will not take any action which could frustrate or delay the satisfaction of such conditions. In addition, either prior to or following the Closing, the WOFE Founders and each Company Entity signatory hereto will, and will cause each other Company Entity and its management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.16 Pope Right of Exclusivity in Participation. Subject to the November 2007 Transaction Documents, from the Closing Date until eighteen (18) months after the Effective Date (the “RFR Period”), in the event that the Company seeks to raise additional funds through a Subsequent Financing, regardless of whether the Subsequent Financing is initiated by the Company or one or more investors (a “Proposed Financing”), other than Exempt Issuances, Pope shall have the exclusive right to participate in up to 50% of the amount to be raised in any Proposed Financing on the same terms as those offered to such investor(s) providing the financing in such Proposed Financing.

4.17 Right of First Refusal. Subject to the November 2007 Transaction Documents and Section 4.16 of this Agreement, during the RFR Period, other than Exempt Issuances, the Investors shall have the right to participate in any Subsequent Financing as follows:

(a) If the Subsequent Financing is initiated by the Company, the Company shall notify the Investors in writing of such Subsequent Financing and the Investors shall have five (5) business days following receipt of such notice to notify the Company of their desire to purchase all or part of the Future Securities in such Subsequent Financing. If the Investors so exercise their right to participate in such Subsequent Financing, for a period not exceeding twenty (20) business days, the Company shall negotiate in good faith with the Investors the terms of such Subsequent Financing.

(b) If the Subsequent Financing is initiated by one or more investors, the Company shall notify the Investors in writing of the terms and conditions of the offer of the investor(s) to acquire Future Securities in such Subsequent Financing and the Investors shall have five (5) business days following receipt of such notice to execute a letter of intent to match the offer of such investor(s) or otherwise purchase Future Securities in such amount as would be necessary to maintain an Investor’s ownership percentage in the Company upon consummation of such Subsequent Financing. Percentage ownership shall be determined in a manner consistent with Rule 13(d) of the Exchange Act.

(c) If the Investors elect to purchase Future Securities in a Proposed Financing, they shall fund their purchase contemporaneously with and on the same terms and conditions as the other investor(s), if any. The Investors may exercise this right in proportion to their respective Investment Amounts pursuant to this Agreement or in such other ratio as they may, among themselves, determine.

(d) If the Investors do not exercise their right of participation within the time limits set forth in subparagraphs (a) and (b) of this Section 4.17, or the Company and the Investors fail to reach agreement on the terms of the Subsequent Financing within the negotiation period set forth in subparagraph (a) of this Section 4.17, the Company may sell Future Securities in the relevant Subsequent Financing at a price and on terms which are no more favorable to the investor(s) than the terms provided to the Investors. If the Company subsequently changes the price or terms so that the price or terms are more favorable to the investor(s), the Company shall provide the Investors with the opportunity to purchase the Future Securities on the revised terms in the manner set forth in this Section 4.19.

4.18 Conversion Price Adjustment. For so long as the Notes shall be outstanding, except for Exempt Issuances, as to which this Section 4.18 does not apply, if the Company closes on the sale or issuance of Common Stock at a price per share, or if the Company issues additional convertible notes or preferred stock at a conversion or exercise price per share, after any adjustment thereto, which is less than the Conversion Price, (such lower sales, conversion or exercise price, as the case may be, shall be referred to as the “Lower Price”), the Conversion Price in effect from and after the date of such transaction shall be reduced to the Lower Price.

4.19 Tag Along Rights.

(a) Mr. Cao (the “Selling Shareholder”) shall not, in any one transaction or any series of related transactions, directly or indirectly transfer to a third party, any or all of the shares of the Common Stock owned by him unless the terms and conditions of such transfer to such third party include an offer to each Investor to include, at the option of such Investor, in such transfer, a number of the shares of the Common Stock owned by such Investor, determined in accordance with subparagraph (b) of this Section 4.19, on the same terms and conditions as those applying to the Selling Shareholder. Prior to effecting any transfer of shares subject to this Section 4.19, the Selling Shareholder shall send a written notice of the terms of such proposed transfer (the “Tag-Along Notice”) to the Investors. At any time within 14 days after the receipt of the Tag-Along Notice, each Investor may accept the offer included in the Tag-Along Notice for up to such number of shares as is determined in accordance with the provisions of subparagraph (b) of this Section 4.19 by furnishing written notice of such acceptance to the Selling Shareholder and delivering to the Selling Shareholder the certificates representing the shares to be transferred pursuant to such offer, together with a limited power-of-attorney authorizing the Selling Shareholder to sell or otherwise dispose of such shares pursuant to the terms of such third party’s offer.

(b) The Investors shall have the right, pursuant to subparagraph (a) of this Section 4.19, to sell pro rata to their Investment Amounts shares then owned by the Investors and the Selling Shareholder shall reduce the number of shares he is to sell accordingly to allow for the shares of the Investors to be sold.

(c) Simultaneously with the consummation of the transfer of the shares held by the Selling Shareholder and any Investor to the third party pursuant to the third party’s offer, the Selling Shareholder shall notify such Investor thereof and shall cause the third party purchaser to remit to such Investor the total sale price of the shares transferred by such Investor to such third party. The Selling Shareholder may deduct from the sale price payable to such Investor pursuant to this Section 4.19 such Investor’s pro rata portion of the reasonable out-of-pocket fees and expenses payable by the Selling Shareholder in respect of the completion of such sale, including, without limitation, brokers’, legal and accounting fees and expenses.

(d) If within 14 days after the receipt of the Tag-Along Notice, an Investor has not accepted the offer contained in the Tag-Along Notice, such Investor shall be deemed to have waived any and all rights with respect to the transfer of shares described in the Tag-Along Notice and the Selling Shareholder shall have 60 days from the date of the Tag-Along Notice to transfer not more than the amount of shares described in the Tag-Along Notice on terms not more favorable to the Selling Shareholder than those set forth in the Tag-Along Notice. If, at the end of such time period the Selling Shareholder has not completed the transfer of shares held by him and any other Investor in accordance with the terms of the third party’s offer, the Selling Shareholder shall return to such Investor all certificates representing the shares which such Investor delivered for sale pursuant to this Section 4.19.

(e) Notwithstanding anything contained in this Agreement to the contrary, the Selling Shareholder hereby agrees that he shall not, directly or indirectly, transfer by gift or otherwise to his spouse, lawful issue, parents, brothers or sisters (collectively, “Immediate Family Member”) and/or an Affiliate of the Selling Shareholder or Immediate Family Member any or all of the shares of the Common Stock owned by him unless and until such Immediate Family Member  and/or Affiliate agrees in writing to be bound by the terms and conditions of this Section 4.19.

4.20 Related Party Transactions. (a) On and after November 30, 2008 neither the Company nor any of its Subsidiaries shall engage in any Related Party Transaction without the prior written consent of Pope. As a precondition to the Company or any of its Subsidiaries engaging in any Related Party Transaction, the Company shall obtain, from such Related Party, a commitment in writing that such Related Party will, at no time in the future, seek to enter the business of developing and manufacturing drugs. During the period commencing on the Closing Date and ending on November 30, 2008, the Company (i) may continue to make sales to Yantai Jiangbo and Laiyang Jiangbo, which sales shall constitute no more than 4% of the Company’s total sales in any fiscal quarter and (ii) shall provide to each Investor no less frequently than quarterly, receivables, payables and inventory reports which set forth the details of any transactions with Yantai Jiangbo and Laiyang Jiangbo that have occurred during such quarterly period.

(b) The Company shall provide to each Investor a copy of the business license of each Related Party with whom the Company or any of its Subsidiaries is engaged in a Related Party Transaction. The Company will obtain from each Related Party with whom the Company or any of its Subsidiaries does business, a written commitment to refrain from the development and manufacturing of pharmaceutical products at any time in the future so long as they are under common control with the Company.

(c) Notwithstanding anything to the contrary contained in this Section 4.20, the Company may continue to make sales to Jiangbo Pharmacies, which sales shall constitute no more than 2% of the Company’s total sales in any fiscal quarter. In connection therewith, the Company shall provide to each Investor no less frequently than quarterly, receivables, payables and inventory reports which set forth the details of any transactions with Jiangbo Pharmacies that have occurred during such quarterly period.

(d) Within sixty (60) days of the Closing Date, the Company shall apply to the appropriate PRC authorities to cause the transfer of the Jiangbo trademark to the Company, if such transfer to the Company is permitted under PRC law. The Company will use its reasonable best efforts to obtain approval of such transfer of the Jiangbo trademark within a reasonable period of time, if such transfer to the Company is permitted under PRC law.

4.21 Additional Negative Covenants of the Company. So long as the Notes are outstanding, without the consent of Pope, the Company will not directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein, any equity interest of the Company or any of its Subsidiaries, or any income, profits or royalties therefrom;

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in cash or stock in respect of any of its capital stock other than to the extent permitted or required under the Exchange Agreement, the Transaction Documents and the November 2007 Transaction Documents;

(d) engage in any Asset Sale;

(e)  in the event that the aggregate consideration received by the Company or its Subsidiaries from all Permitted Sales to date has exceeded US$15,000,000, engage in any Permitted Sale;

(f) enter into any merger or consolidation (A) in which the Company is not the continuing or surviving corporation or (B) pursuant to which any voting stock of the Company would be converted into cash, securities or other property, in each case, other than a consolidation or merger in which the holders of such voting stock immediately prior thereto have at least a majority of the voting stock, directly or indirectly, of the resulting or surviving corporation immediately after the consolidation or merger;

(g) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution);

(h) engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Subsidiaries are engaged on the Closing Date;

(i) amend its certificate of incorporation or bylaws so as to adversely affect any rights of the Investors;

(j) create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its capital stock; (b) make any intercompany loans; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1)applicable law; (2) the Transaction Documents or the November 2007 Transaction Documents; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) agreements existing on the date of this Agreement to the extent and in the manner such agreements are in effect on the date of this Agreement; or (5) an agreement governing indebtedness incurred to refinance the indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), or(4) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2) or(4) above; or

(k) make any Investment other than Permitted Investment.

4.22 Taxes. So long as the Notes are outstanding ,the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

4.22 Intellectual Property. So long as the Notes are outstanding, the Company shall maintain in full force and effect the Intellectual Property Rights owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

4.23 Increase in Authorized Shares of Common Stock. The Company covenants and agrees that it shall take the actions necessary to increase the number of authorized shares of Common Stock to 900,000,000 shares, including, without limitation, obtaining the required consent of its shareholders, amending its charter documents (if required) and filing an information statement with the Commission. The Company acknowledges that it shall be an event of default under the Notes if the Company has not so increased its authorized shares of Common Stock by August 31, 2008.

ARTICLE 5.CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Notes. The obligation of each Investor to acquire Notes and Warrants at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Existing Company Entities contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Existing Company Entities and the Make Good Pledgor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Subsidiaries;

(e) Due Diligence The Investors shall have completed business, legal and financial due diligence with respect to the Existing Company Entities to their satisfaction.

(f) PRC Opinion. The Company shall have delivered to the Investors, and the Investors shall be able to rely upon, the legal opinions that the Company shall have received from its legal counsel in the PRC (which, among other things, shall confirm the legality under applicable PRC law of the restructuring effected with BVI in connection with the Exchange and of the enforceability of the Entrustment Agreements) with such legal opinion being in a form reasonably acceptable to the Investors;

(g) Closing Officer’s Certificate. At the Closing, the Company shall have delivered to each Investor an officer’s certificate to the effect that each of the conditions specified in Sections 5.1(a) - 5.1(d) is satisfied in all respects;

(h) Company Agreements. The Company shall have delivered:

(i) the Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

(ii) the Holdback Escrow Agreement, duly executed by the Company and the Escrow Agent;

(iii) the Make Good Escrow Agreement, duly executed by all parties thereto (other than the Investors);

(iv) the Registration Rights Agreement; and

(v) the Lockup Agreement, duly executed by the Company and Mr. Cao.

(i) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(j) Mr. Cao Deliverables. Mr. Cao shall have delivered:

(i) to the Escrow Agent the shares of his Common Stock in accordance with Section 4.11 hereof;

(ii) the Make Good Escrow Agreement duly executed by him; and

(iii) this Agreement duly executed by him.

(k) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2. Conditions Precedent to the Obligations of the Company to Sell Notes. The obligation of the Company to sell Notes and the Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investor Deliverables. Each Investor shall have delivered the Registration Rights Agreement, the Closing Escrow Agreement, the Holdback Escrow Agreement, and the Make Good Escrow Agreement, each duly executed by such Investor; and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses. At the Closing, the Company shall reimburse Pope upon presentation to the Company of a summary invoice therefor which is addressed to Pope by its counsel, up to US$25,000 for Pope’s legal fees in connection with the transactions contemplated by the Transaction Documents whether consummated or not (Pope may deduct such amount from the Investment Amount deliverable to the Company at Closing), it being understood that Wells, Moore, Simmons & Hubbard, PLLC has only rendered legal advice to Pope, and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and the other Investors has relied for such matters on the advice of its own respective counsel. In addition, the Company shall at the Closing pay to Pope, upon presentation to the Company of reasonable documentation therefor, not more than US$20,000 to reimburse Pope for its out-of-pocket due diligence expenses in connection with the transactions contemplated by the Transaction Documents. Except as specified in the immediately preceding two sentences, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes and the Warrants.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile transmission. The address for such notices and communications shall be as follows:

If to the Company:	Genesis Pharmaceuticals Enterprises, Inc.
Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 710075
Facsimile: (954) 727-8448
Attn.: President

With a copy to:	Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Facsimile: (212) 407-4990
Attn.: Mitchell Nussbaum, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

With a copy to	Wells, Moore, Simmons & Hubbard, PLLC
Lead Investor Counsel:	Highland Bluff North, Suite 200
4450 Old Canton Road
Jackson, Mississippi 39211
Facsimile: (601) 355-5850
Attn: Calvin Wells, Esq.

If to the Placement Agent:	To the address set forth on Schedule 3.1(t) hereto;
With a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Facsimile: (212) 294-4700
Attn: Eric L. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Pope. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Notes.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors and the Company; and

(b) by an Investor (as to itself but no other Investor) upon written notice to the Company, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section 6.5(a), upon delivery of a joint written notice from the Company and the Investors to the Escrow Agent, or in the event of a termination pursuant to Section 6.5(b), upon delivery of written notice by an Investor to the Escrow Agent, such Investor shall have the right to a return of up to its entire Investment Amount deposited with the Escrow Agent pursuant to Section 2.2(c), without interest or deduction. The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount, and shall not communicate any instructions to the contrary to the Escrow Agent.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Pope. Subject to federal and state securities laws and as otherwise provided in the Transaction Documents, any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Notes and the Warrants.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Notes. If any certificate or instrument evidencing any Notes or Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Notes or Warrants. If a replacement certificate or instrument evidencing any Notes or Warrants is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase the Notes and the Warrants pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Notes and the Warrants or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
By:	/s/ Cao Wubo
Name: Cao Wubo
Title: Chief Executive Officer

KARMOYA INTERNATIONAL LTD.
By:	/s/ Cao Wubo
Name: Cao Wubo
Title: Chief Executive Officer

GENESIS JIANGBO (LAIYANG) BIOTECH
TECHNOLOGIES CO., LTD.

By:	/s/ Cao Wubo
Name: Cao Wubo
Title: Chief Executive Officer

Only as to Sections 4.11, 4.11A and 4.19 herein:

/s/ Cao Wubo
Cao Wubo, individually

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR INVESTORS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:

Investment Amount: US$

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel: